UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/21/2010

DAYSTAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34052

DE	84-1390053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2972 Stender Way
Santa Clara CA 95054
(Address of principal executive offices, including zip code)

408 582-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

    On May 21, 2010, DayStar Technologies, Inc. (the "Company") received a notice of deficiency from the NASDAQ Stock Market ("NASDAQ") listing qualifications department staff (the "Staff"), indicating that the Company did not comply with the audit committee requirement for continued listing on NASDAQ as set forth in Marketplace Rule 5605(c)(2), because Mr. Robert Tonsoo, who served on the Company's Board of Directors as an independent director and audit committee member, did not stand for re-election to the Company's board of directors at the annual meeting held on April 23, 2010. Rule 5605(c)(2)(A) requires an issuer to, among other things, have an audit committee comprised of at least three independent directors. Mr. Tonsoo was the third independent director on our Audit Committee, in addition to Jonathan Fitzgerald (Chairman) and Kang Sun.

    Pursuant to NASDAQ Marketplace Rule 5605(c)(4)(B), we have until the earlier of April 23, 2011 or our next annual meeting of stockholders to cure our failure to comply with the requirements in Rule 5605(c)(2)(A); provided, however, that if our next annual meeting of stockholders occurs before October 20, 2010, we have until October 20, 2010 to comply with such requirements. We are currently implementing measures to fill the Audit Committee independent member vacancy created by the departure of Mr. Tonsoo as soon as reasonably practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: May 27, 2010	By:	/s/ Magnus Ryde
Magnus Ryde
Chief Executive Officer